SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: November 23, 1999



                           SPARTA SURGICAL CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                        1-11047                      22-2870438
    --------                        -------                      ----------
(State of other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


                                  Olsen Centre
                   2100 Meridian Park Blvd., Concord, CA 94520
                   -------------------------------------------
                (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (925) 417-8812 not applicable
                                 --------------
         (Former name or former address, if changed since last report)

Item 5. Other Events
        ------------

     On November 8, 1999, the Registrant borrowed $350,000 from Spags, N.V. for working capital purposes. Under the terms of the loan, the note bears interest at a rate of seven percent (7%) per annum, and shall become due and payable on May 5, 2000. As a consideration for this loan, the Registration issued 350,000 restricted shares of the Company's Common Stock, par value $0.002. In addition, the Registrant issued 50,000 shares of the Company's restricted Common Stock, par value $0.002 to Royce Walker & Co., Ltd. for finder's fee. Spags, N.V. and its representative, Coridal, N.V., shall have an irrevocable option to purchase an additional 500,000 shares of restricted Common Stock, at a price of $1.00 per share, exercisable within 10 days from submission of due diligence material for any of Sparta's targeted acquisitions. The shares issued contains an irrevocable voting trust, appointing, Thomas F. Reiner, as Trustee, with full voting powers over such shares.

     On November 5, 1999, the Registrant issued 400,000 shares of the Company's restricted Common Stock, par value $0.002, to Thomas F. Reiner, the Registrant, Chairman of the Board, President and CEO. The shares issued was in consideration of Mr. Reiner agreeing to personally guaranty a Loan Facility to Sparta Olsen Electrosurgical, Inc., a wholly owned subsidiary of the Company being offered by Bank of America Commercial Financing (even though he is not required to do so) in an amount of $250,000. The Company designated Mr. Reiner as the escrow agent pursuant to that certain Escrow Agreement dated November 17, 1999 by and between Thomas F. Reiner, Sparta Surgical Corporation and Sparta Olsen Electrosurgical, Inc. and the share shall be released from the Escrow to Mr. Reiner on July 24, 2002, or sooner in the event of a default by the Company under the Loan facility.

     On October 18, 1999, the Registrant terminated its non-binding letter of intent to purchase all or substantially all of the assets of ICS of North America, Inc.

     On November 15, 1999, the Registrant paid an aggregate amount of $190,000 to Sheldon S. Kabaker, M.D., Trustee, in connection with certain Notes due by the Company. On November 17, 1999, the Registrant borrowed $250,000 from Sheldon
S. Kabaker, M.D., Trustee. Under the terms of the loan, the Note bears interest at the rate of ten percent (10%) per annum and shall be due and payable on May 17, 2000. Upon default of the Note, the Company has the option to extend the Note for an additional twelve (12) months. As a consideration for this loan, the Registrant issued 60,000 shares of the Company's restricted Common Stock, par value $0.002, and the shares issued contains an irrevocable voting trust, appointing, Thomas F. Reiner as Trustee, with full voting powers over such shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date:  November 23, 1999                 SPARTA SURGICAL CORPORATION
                                         (Registrant)



                                         By: /s/ Thomas F. Reiner
                                            ------------------------------------
                                            Thomas F. Reiner
                                            Chairman of the Board
                                            President & CEO